U.S. SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                FIRST AMENDMENT

                                 DESCORP, INC.
                  --------------------------------------------
                 (Name of Small Business Issuer in its charter)

        Nevada                          6770                      76-0754134
--------------------------------------------------------------------------------
(State or Jurisdiction       (Primary Standard Industrial     (I.R.S.  Employer
of Incorporation or          Classification Code Number)     Identification No.)
Organization)

                               2631 Violet Street
                    North Vancouver, British Columbia V7H 1H2
                                 (604) 682-4272
--------------------------------------------------------------------------------

(Address and telephone number of Registrant's  principal  executive  offices and principal place of business)

                            The O'Neal Law Firm, P.C.
                       Attention: William D. O'Neal, Esq.
                              668 North 44th Street
                             Phoenix, Arizona 85008
                               Ph: (602) 267-3855
                               Fax: (602) 267-7400
           ----------------------------------------------------------
           (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 415, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- ------------------------- ------------------------- --------------------
    Title of each                                     Proposed                  Proposed
       Class of                                       Maximum                   Maximum                Amount of
    Securities to           Amount to be           Offering Price              Aggregate             Registration
    be Registered            Registered              Per Share               Offering Price               Fee
----------------------- --------------------- ------------------------- ------------------------- --------------------
Common Stock                  500,000         $0.10 per share (1)               $50,000                  $6.34
----------------------- --------------------- ------------------------- ------------------------- --------------------

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




































--------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                                  DESCORP, INC.

                              Cross-Reference Sheet
                             pursuant to Item 501(b)
                  Showing Location in Prospectus of Information
                         Required by Items of Form SB-2

         Registration Statement Item                  Caption in Prospectus
----------------------------------------     --------------------------------------
1.  Front of Registration Statement and      Facing Page; Cross-Reference Sheet;
    Outside Front Cover of Prospectus        Prospectus Cover Page
2.  Inside Front and Outside Back Cover      Prospectus Cover Page; Prospectus Back
    Pages of Prospectus                      Cover Page
3.  Summary Information and Risk Factors     Prospectus Summary; The Company; Risk
                                             Factors
4.  Use of Proceeds                          Use of Proceeds
5.  Determination of Offering Price          Risk Factors; Plan of Distribution
6.  Dilution                                 Dilution
7.  Selling Security Holders                 Not Applicable
8.  Plan of Distribution                     Prospectus Cover Page; Plan of
                                             Distribution
9.  Legal Proceedings                        Legal Proceedings
10. Directors, Executive Officers,
    Promoters and Control Persons            Management; Principal Shareholders
11. Security Ownership of Certain
    Beneficial Owners and Management         Principal Shareholders
12. Description of Securities                Description of Securities
13. Interest of Named Experts and Counsel    Legal Matters; Experts
14. Disclosure of Commission Position on
    Indemnification for Securities Act       Certain Relationships and Related
    Liabilities                              Transactions
15. Organization Within Five Years           Prospectus Summary; Proposed Business
16. Description of Business                  Proposed Business
17. Management's Discussion and Analysis
    or Plan of Operation                     Management's Plan of Operation
18. Description of Property                  Proposed Business
19. Certain Relations and Related            Certain Relationships and Related
    Transactions                             Transactions
20. Market for Common Equity and Related     Description of Securities; Selling
    Stockholder Matters                      Security Holders
21. Executive Compensation                   Management
22. Financial Statements                     Financial Statements
23. Changes in and Disagreements With
    Accountants on Accounting and
    Financial Disclosure                     Not applicable

                   PRELIMINARY PROSPECTUS DATED MARCH 31, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                         500,000 shares of Common Stock
                                 $0.10 per share

                                  DESCORP, INC.

Prior to this offering, there has been no public market for our securities. We intend to offer, sell and distribute publicly not less than 50,000 shares our securities at an offering price of $0.10 per share, for an offering of $50,000. Our offering is being offered on a "best efforts", "all-or-none" basis during an offering period of 90 days, that may be extended for an additional 90 days. If less than $50,000 is received from the sale of the shares within the offering period, all investors' funds will be promptly refunded without interest and for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. There will be a minimum purchase of 5,000 shares at $500. The securities and proceeds of this offering will be held in an escrow account until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

We intend to offer our securities directly to the public only through our sole officer and director in those jurisdictions where sales by such persons are permitted by law. No broker-dealer will be used to offer our securities to the public and no commissions will be paid to any third party.

The price of our securities has been arbitrarily determined, and does not bear any relationship to our assets, book value, net worth or results of operations or any other established criteria of value.


Investing in our securities involves risk. See "Risk Factors" beginning on page 5.

                                             Offering Costs(2)
                                 Price to      Discounts and       Net
                                 Public        Commissions(3)    Proceeds
                        --------------------------------------------------

Per share                        $     0.10         $0.00       $     0.10
Aggregate Offering Amount        $50,000.00         $0.00       $50,000.00

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2004.





----------------------------------------

(2)  Offering  costs  of   approximately   $15,954.60  are  being  paid  out  of
     pre-offering working capital.

(3)  No commissions will be paid nor discounts given.

                                TABLE OF CONTENTS
                                                                       Page
                                                                     ---------

Prospectus Summary ..........................................................  6

Risk Factors ................................................................  7

Use of Proceeds ............................................................. 12

Dilution .................................................................... 12

Dividend Policy ............................................................. 13

Management's Plan of Operation .............................................. 14

Proposed Business ........................................................... 14

Management .................................................................. 24

Principal Stockholders ...................................................... 25

Certain Relationships and Related Transactions .............................. 25

Description of Securities ................................................... 26

Plan of Distribution ........................................................ 38

Legal Proceedings ........................................................... 39

Legal Matters ............................................................... 39

Experts ..................................................................... 30

Where You Can Find More Information ......................................... 30

Index to Financial Statements ............................................ 31/F1

Report of Independent Certified Public Accountants ....................... 32/F2

                             Reliance on Prospectus

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may be accurate only on the date of this prospectus.


                               PROSPECTUS SUMMARY

                                   The Company

Descorp, a development stage corporation, was organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We are a blank check company and are subject to certain regulatory requirements imposed by Rule 419 of Regulation C under the Securities Act. We believe that following this offering certain business opportunities may become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. However, we have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity.

Descorp was incorporated in Nevada on December 22, 2003. In this prospectus, we refer to Descorp, Inc. as "Descorp", "we" and "us." Our principal executive offices are located at 2631 Violet Street North Vancouver, British Columbia V7H 1H2.

                                  The Offering


Securities Offered by Descorp, Inc.:             500,000 shares
Shares Outstanding Prior to Offering             5,000,000 shares
Shares Outstanding After Offering:               5,500,000 shares
Comparative Share Ownership Upon Completion of
Offering:
Current Shareholders (5,000,000 shares)          90.91%
Public Shareholders (500,000 shares)             9.09%

Use of Proceeds Business                         development; working capital as
                                                 utilized by prospective
                                                 business opportunity candidate.

Descorp is offering 500,000 shares at $0.10 per share on a "best efforts", "all-or-none basis." The public offering price of the shares was arbitrarily determined by us and does not necessarily relate to our assets, book value or results of operations or any other established criteria of value.

The securities and proceeds of this offering shall remain in escrow until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

                             Selected Financial Data

The  following  table  sets  forth  selected  financial  information  concerning
Descorp:

                                                      December 31, 2003
                                                     -------------------
Balance Sheet:
  Current assets                                        $         0
  Total assets                                                    0
  Current liabilities                                             0
  Working capital                                                 0
  Stockholders' equity
  Net tangible book value per share                     $         0

Statement of Operations:
  Revenue                                               $         0
  Total expenses                                             12,000
  Net loss                                              $   (12,000)

     The "Selected Financial Data" is a summary only and has been derived from and is qualified in its entirety by reference to Descorp's financial statements, included in this prospectus.

                                  RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

Our business is difficult to evaluate because we have no operating history.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to:

     o    the absence of an operating history;

     o    the  problems,  expenses,   difficulties,   complications  and  delays
          frequently encountered by a new business; and

     o we have not been in business long enough to enable an investor to make a reasonable judgment as to our future performance.


Decisions as to which business opportunity to participate in will be unilaterally made by our sole officer and director, David Stephens, who may act without the consent, vote or approval of our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other aforementioned factors, this offering is a "blank check" offering.

Our business will have no revenues unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our certificate of incorporation authorizes the issuance of a maximum of 25,000,000 shares of common stock, $.001 par value. Any merger or acquisition effected by us may result in the issuance of additional securities without shareholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing shareholders.

We have substantial competition for business opportunities, which may affect our ability to merge with or acquire a business.

We are and will continue to be an insignificant participant in the business of seeking business opportunities. A substantial number of established and well financed entities, including investment banking and venture capital firms, have recently increased their merger and acquisition activities, especially. Nearly all such entities have substantially greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully concluding a proposed merger or acquisition.

We  have   conducted   no  market   research  or   identification   of  business
opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Mr. Stephens has not identified any specific business combination or other transactions for formal evaluation, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by Mr. Stephens, who may act without the consent, vote or approval of our shareholders.

Our offering is significantly regulated by Rule 419 of Regulation C under the Securities Act, which will significantly increase our time and costs of doing business.

Rule 419 of Regulation C under the Securities Act generally requires:


     o the deposit of the securities and proceeds of our offering in an escrow account, and that the investors may not have access to their securities and funds for up to 18 months from the date of the prospectus;

     o that if the money is returned to the investors they will not be receiving interest on their funds; and

     o that if a significant number of investors do not reconfirm their investment, the business combination may not be closed and the investors will not be issued their securities.

In a best efforts distribution of securities conducted on an "all or nothing" basis, or on any other basis in which payment will not be made to the issuer until some further event or contingency occurs, Rule 15c2-4 under the Exchange Act requires that a broker-dealer participant be obligated to either segregate funds received in a separate bank account, as agent or trustee, or to deposit promptly such funds with a bank pursuant to a written escrow agreement, pending the occurrence of the contingency. Broker-dealers that do not carry customer accounts or that are affiliated with the issuer must deposit offering funds in an escrow account established at a bank.

In contingency offerings, Rule 419 provisions relating to the release of funds and Exchange Act Rule 10b-9 obligations will apply. Rule 10b-9 prohibits as a "manipulative or deceptive device or contrivance" under Section 10(b) of the Exchange Act any representations that a security is being offered on an "all or none" or "part or none" basis, unless prompt refunds are made to purchasers if the represented number of securities is not sold at the specified price within the specified time and the total amount due the seller is not received by the seller by the specified date. Also, Rule 15c2-4 does not permit the payment of underwriting commissions or disbursal of deposited funds to us until the specified contingency is satisfied. With respect to a blank check offering subject to both Rule 419 and Rule 15c2-4, the requirements of Rule 15c2-4 are applicable only until the conditions of the offering governed by that Rule are met, for example, reaching the total offering amount in an all-or-none offering, such as our offering. Upon satisfaction of these conditions, Rule 419 continues to govern the use of offering proceeds.

Just as with Rule 15c2-4, for blank check offerings subject to both Rule 419 and Rule 10b-9, the requirements of Rule 10b-9 apply until the conditions of the offering governed by that Rule are met, for example, reaching the total offering amount in an all-or-none offering. Upon satisfaction of Rule 10b-9, the provisions of Rule 419 will continue to govern. Since we are a blank check company filing our initial registration statement for a contingent offering subject to Rule 10b-9, the provisions of the Rule apply only until the conditions subject to that Rule are met, but after satisfaction of such conditions an investor is not guaranteed a return of proceeds even if, as a result of investor refund requests under 419, the Rule 10b-9 conditions would no longer be met.

We may not be able to continue to operate as a going concern.

Our ability to operate as a going concern is dependant upon the completion of this offering and the closing of a business opportunity, such as the merger with or acquisition of an operating business. If we receive less than all of the proceeds as a result of later refunds under Rule 419, we may be materially adversely affected to the extent that we may not be able to implement the business plan of our business opportunity and we may, otherwise, be undercapitalized such that we may not have enough capital to implement and maintain our business operations. These requirements will significantly increase our time and costs of doing business, which may also have a material adverse effect on us.

We may be regulated under the Investment Company Act of 1940, which will significantly increase our compliance costs.

Although we will be subject to regulation under the Securities Act and the Exchange Act, we believe that we will not be subject to regulation under the Investment Act insofar as (i) we will not be engaged in the business of investing or trading in securities, and (ii) we will attempt to obtain a controlling interest in any merger or acquisition candidate. We have not obtained a formal determination from the Commission as to our status under the

Investment Act and, consequently, any violation of such Investment Act or any proposed activities which may bring it within the Investment Act may subject us to material adverse consequences, including significant registration and compliance costs. Because we do not intend to register under the Investment Act, investors will not have the benefit of the various protective provisions imposed on investment companies, including requirements for independent board members, mandated by such Investment Act.

We may be subject to certain tax consequences in our business, which may increase our costs of doing business.

In the course of any merger or acquisition that we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the "target" company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the "target" company, there is no assurance that such business combination will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization may result in the imposition of both federal and state taxes that may have a material adverse effect on us.

We may need additional capital to fund our operations and finance our growth beyond the initial 18 months operating period and we may not be able to obtain it on terms acceptable to us or at all.

Mr. Stephens intends to fund our operations and other capital needs, which are anticipated to be minor, for the next 18 months until such time as the closing of this offering and the closing of a business opportunity, such as a merger or acquisition. We do not anticipate requiring additional funds during the next 18 months. Our plan of operation following the effective date of this offering encompasses a merger with or acquisition of an operating business, but we will not know what our cash requirements will be until we close such merger or acquisition. We will not use any of the proceeds of this offering unless and until we close this offering and close a business opportunity. Should the business opportunity have profitable operations, its capital needs may not require the use of our proceeds that, in such event, will be held as working capital for future contingencies. We have made no arrangements to obtain future additional financing beyond this 18 months period, if required, and there can be no assurance that such financing will be available, or that it will be available on terms acceptable to us.

Rule 419 requires the deposit of the securities and proceeds of the offering in an escrow account, which affects the liquidity for the escrowed securities.

Rule 419 of Regulation C under the Securities Act generally requires among other things, the deposit of the securities and proceeds of the offering in an escrow account. During the term of the escrow, there is no liquidity for the escrowed securities since they may not be offered and sold, which may have a material adverse effect on your investment. The securities sold in this offering will be held in an escrow account and you will not be able to sell them until they are released upon the consummation of a business opportunity, such as a merger or acquisition. The securities may be held as long as 18 months from the date of this prospectus.

Our management has other financial and business interests to which a significant amount of time is devoted, which may pose significant conflicts of interest.

Because Mr. Stephens has other financial and business interests, conflicts of interest may arise which may compete for his services and time. Mr. Stephens has no plans, proposals, arrangements, understandings or agreements to participate with any specific business opportunity with us. Mr. Stephens may, in the future, hold similar positions in other blank check companies, which may conflict with the interests of Descorp. Conflicts may also arise in important matters such as identifying and selecting a merger or acquisition candidate. There can be no assurance that Mr. Stephens will resolve all conflicts of interest in our favor.

Purchase of our securities involves suitability standards, which may limit your ability to participate in our offering.

Purchase of our securities offered hereby is suitable only for accredited investors who have no need for liquidity in this investment and who have adequate means of providing for their annual needs and contingencies. Accordingly, our securities offered hereby will not be sold to a prospective accredited investor, as defined in Rule 501 of Regulation D, unless such investor: (i) has a net worth (inclusive of homes, personal property and automobiles) of at least $1 million, or (ii) has during the last two years, and expects to have during the current year, gross income from any source of at least $200,000.

This prospectus contains forward-looking statements and information relating to us, our industry and to other businesses. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS.

Mr. Stephens estimates we will receive net proceeds of approximately $50,000 from our sale of 500,000 shares offered by us. This estimate is based upon an offering price of $0.10 per share of common stock with no deduction for estimated offering expenses as these costs are being paid out of the Company's pre-offering working capital. Also, we will pay no commissions or offer any discounts. These proceeds will be utilized in order of priority as listed below for approximately 18 months substantially as follows:

            Use of             Net Offering
           Proceeds              Proceeds            %
           ---------------------------------------------
           Business            $    45,000         90.00
           development
           Working capital           5,000         10.00
           ---------------------------------------------
                               $    50,000        100.00

Since this offering is a "blank check" offering, and we have not identified a business opportunity, the use of proceeds of this offering cannot be described with specificity. We have no plans, proposals, arrangements, understandings or preliminary agreements to participate in any specific business opportunity. All of the net proceeds will be utilized by our merger or acquisition candidate for the development of its business and for working capital. Uses of working capital will include, but not be limited to, general and administrative salaries, exclusive of management salaries, associated benefits, office lease and expenses. The salaries of the management of the business opportunity candidate will be paid from such company's cash flow and not from the proceeds of this offering.

We intend to escrow all of the proceeds of this offering with Manufacturers and Traders Trust Company, a New York banking company, until the closing of this offering and the closing of a merger with or acquisition of a business. Following the completion of a merger with or acquisition of a business, all of the net proceeds will be used for business development and working capital.

Working capital will be utilized by us to enhance and, otherwise, stabilize cash flow during the initial 18 months of operations following the completion of a merger with or acquisition of a business, such that any shortfalls between cash generated by operating revenues and costs will be covered by working capital. Our working capital may also be used for unforeseen requirements. Although we prefer to retain our working capital in reserve, we may be required to expend part or all of these proceeds as financial demands dictate. We may find it necessary or advisable to use portions of the proceeds for other purposes. Pending application of the net proceeds as described above, we may invest the net proceeds of this offering in insured, short-term, investment-grade, interest-bearing securities.

                                    DILUTION

"Dilution" is the difference between the offering price and the net tangible book value of our shares of common stock immediately after the offering. "Net tangible book value" is determined by dividing the number of shares of common stock issued and outstanding into our net tangible worth (tangible assets less liabilities).

Our net tangible book value at December 31, 2003, was $5,000, or $(0.001) per share. Our pro forma net tangible book value at the closing of this offering will be $50,000, or $0.0091 per share, assuming 500,000 shares are sold. These computations, which do not give effect to discounts and commissions of the offering as none are to be paid, represent an immediate increase in net tangible book value of $0.009 per share to present shareholders if the entire 500,000 shares offered are sold. These computations represent an immediate dilution of $0.091 per share to public investors if the entire 500,000 shares are sold.

The following table illustrates the dilution of a public investor's equity in a share of common stock as of December 31, 2003, adjusted as described above.

                                                                  Assuming Fully
                                                                    Subscribed
                                                                     Offering
                                                                 ---------------
Public offering price per share                                   $      .10
Net tangible book value per share, before public offering         $    (.001))
Increase (to present shareholders) per share attributable to
our proceeds from sale to public investors                        $    0.009
Pro forma net tangible book value per share, after public
offering                                                          $   0.0091
Dilution of book value per share to public investors              $    0.091

The public investors purchasing the securities offered hereby for $0.10 per share will own 500,000 shares of our common stock, or 9.09 percent of the outstanding shares, for which they will have paid $50,000. Mr. Stephens will own 5,000,000 shares, or 90.91 percent of the 5,500,000 shares that will then be outstanding upon completion of the offering, for which he shall have paid $12,000.

The following table compares the public offering price of $0.10 per share and the percentage of our common stock to be owned by the public investors after giving effect to this offering, with the cash consideration paid and the percentage of our common stock to be owned by David Stephens, our sole current stockholder:

                                             Percentage    Average     Total          Percentage of
                                Shares           of        Price Per   Consideration  Total
                               Purchased    Total Shares   Share       Paid           Consideration Paid
                             --------------------------------------------------------------------------------
Shares to be Purchased by
Public Investors:               500,000         9.09      $    0.10    $  50,000        80.65%
Shares Purchased by David     5,000,000        90.91      $  0.0024
Stephens:                                                              $  12,000        19.35%

                                 DIVIDEND POLICY

We have never paid cash dividends on our common stock and have no plans to do so in the foreseeable future. The declaration and payment of any dividends in the future will be determined by our board of directors and will depend on a number of factors including our earnings, capital requirements and overall financial condition.

                         MANAGEMENTS' PLAN OF OPERATION

Our plan of operation should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking statements that reflect our plans, estimates and beliefs of our development stage company. Our actual results may differ materially from those discussed in the forward-looking statements. Factors that may cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

We have not had any revenues since inception. Our sole objective is to acquire an operating business through a merger or acquisition.

Mr. Stephens intends to fund our operations and other capital needs, which are anticipated to be minor, for the next 18 months until such time as the closing of this offering and the closing of a business opportunity, such as a merger or acquisition. We do not anticipate requiring additional funds during the next 18 months. Our plan of operation following the effective date of this offering encompasses a merger with or acquisition of an operating business, but we will not know what our cash requirements will be until we close such merger or acquisition. We will not use any of the proceeds of this offering unless and until we close this offering and close a business opportunity. Our management will bear the expense to locate and identify an operating business candidate, and those expenditures are expected to be minor. The expenses will be reimbursed following the closing of the business opportunity with the consent of the business opportunity candidate. Should the business opportunity have profitable operations, its capital needs may not require the use of our proceeds that, in such event, will be held as working capital for future contingencies. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity. We have made no arrangements to obtain future additional financing beyond this 18 months period, if required, and there can be no assurance that such financing will be available, or that it will be available on terms acceptable to us.

Our ability to continue as a going concern is dependent upon the completion of this offering. In view of the limited amount of funds available to us in this offering, we may exhaust our limited financial resources soon after we merge with or acquire an operating business due to its financial demands.

Subsequent to the closing of this offering and the closing of a business opportunity, our net proceeds will be for the development of the business opportunity and for working capital. The development of the business opportunity may be hampered by our limited resources and, as a result, may have a material adverse affect on our ability to continue as a going concern.

                                PROPOSED BUSINESS

Descorp,  a development  stage company,  was  incorporated in Nevada in December
2003.   Since   inception,   our   principal   activity  has  been  directed  to
organizational efforts.

Descorp was organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We believe that following this offering certain business opportunities may become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. We will not participate in any business opportunity for which current audited financial statements cannot be obtained. Decisions as to which business opportunity to participate in will be unilaterally made by Mr. Stephens, who may act without the consent, vote or approval of our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity.

Certain regulatory requirements apply to blank check offerings, such as our offering. General requirements include:

     o the deposit of the securities and proceeds of the offering in an escrow account;

     o the disclosure of certain offering terms of the escrow agreement and information regarding a probable merger or acquisition;

     o    a post-effective amendment of a probable merger or acquisition;

     o funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after (i) the escrow agent has received a signed representation from us, together with other evidence acceptable to it, that the requirements with respect to the terms of the offering and filing with the Commission have been met; and (ii) consummation of a business opportunity, such as a merger or acquisition; and

     o    securities held in escrow may not be offered for sale or sold.

The terms of the post-effective amendment must provide, and we must satisfy, the following general conditions:

     o delivery of a current prospectus contained in the post-effective amendment;

     o notification in writing that the purchaser elects to remain an investor;

     o the acquisition will be consummated if a sufficient number of purchasers confirm their investment with us; and

     o if an acquisition has not occurred within 18 months following the effective date of this offering, the securities and funds held in escrow shall be promptly returned to the purchasers.

Mr. Stephens has substantial experience in merchant and investment banking, corporations and finance. Because of our limited resources, however, it may be anticipated that we may acquire an interest in one or a few business opportunities to which Mr. Stephens is exposed and which is determined to be reasonably suitable.

Persons purchasing shares in this offering and other shareholders will not have the opportunity to participate in any of our ordinary business decisions. Our proposed business is characteristically referred to as a blind pool since investors will entrust their investment funds to our management before they have the chance to analyze any ultimate use to which their funds may be used. Consequently, our potential success is heavily dependent on Mr. Stephens, who will have unilateral discretion in identifying and entering into a business opportunity, such as a merger or acquisition.

Mr. Stephens anticipates that we may be able to participate in only one potential business venture, due primarily to our limited financing. This lack of diversification should be considered a risk factor in investing in us because it will not permit us to offset potential losses from one venture against gains from another.

There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution herein and prior to the identification of a business opportunity. We have, and will continue to have following the completion of this offering, insufficient capital with which to provide the owners of business opportunities with any substantial cash or other assets. However, Mr. Stephens believes that we will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering of securities. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. We will also incur significant legal fees and expenses in connection with the acquisition of a business opportunity including:

     o the costs of preparing post-effective amendments, interim reports, quarterly reports, annual reports and proxy materials; and

     o legal fees and expenses incurred in the preparation of legal documents for mergers and acquisitions.

Nevertheless, Mr. Stephens has not conducted market research and is not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

Compensation may be paid or profit transactions may occur in connection with a merger or acquisition by us by means of a stock exchange transaction or other similar means, including, but not limited to, payments of business advisory, legal and accounting fees, sales of current securities, positions and other methods of payment by which current security holders receive funds, securities or other assets.

Following the closing of this offering, we must maintain a current registration statement that may require updating by the filing of a post-effective amendment. A post-effective amendment is required when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, such as the participation in a business opportunity related to a merger or acquisition. Further, upon the closing of the merger or acquisition, the successor company would assume significant compliance and reporting obligations and costs before the Commission, including the filing of a Form 8-K and a registration statement with the Commission in order to become an Exchange Act reporting company, which may have a material adverse effect on such company.

                           Evaluation of Opportunities

The analysis of new business opportunities will be undertaken by or under the supervision of Mr. Stephens. Mr. Stephens intends to concentrate on identifying preliminary prospective business opportunities upon the closing of this offering. We may retain paid outside business advisors to assist in evaluating business opportunities. Members of our management will not be entitled to a finder's fee for locating a merger or acquisition candidate. Such advisors, if any, will not be affiliated with us or our management. We have no preliminary plans, proposals, arrangements, understandings or agreements with any party to borrow funds to increase the amount of capital available.

In analyzing prospective business opportunities, Mr. Stephens will consider such matters as:

     o    the available technical, financial and managerial resources;

     o    working capital and other financial requirements;

     o    history of operations, if any;

     o    prospects for the future;

     o    nature of present and expected competition;

     o the quality and experience of management services which may be available and the depth of that management;

     o    the potential further research, development or exploration;

     o specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of us;

     o    the potential for growth or expansion;

     o    the potential for profit;

     o the perceived public recognition or acceptance of products, services or trades;

     o    name identification; and

     o    other relevant factors.

Mr. Stephens will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, we intend to utilize written reports and personal and professional investigations to evaluate the above factors. We will not merge with or acquire any company for which audited current financial statements cannot be obtained.

                          Acquisition of Opportunities

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture or licensing agreement with another corporation or entity. We may also purchase stock or assets of any existing business. On the consummation of a transaction, it is possible that our present management and shareholders will not be in control of the Company. In addition, our management may, as part of the terms of the acquisition transaction, resign and be replaced by new management without a vote of our shareholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that may develop in our securities may have a depressive and material adverse effect on such market.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under the Internal Revenue Code of 1986, as amended. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80 percent or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, will retain 20 percent or less of the issued and outstanding shares of the surviving entity, which will result in significant dilution in the equity of such shareholders.

As part of our investigation, Mr. Stephens will meet personally with management and key personnel, may visit and inspect facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel and take other reasonable and investigative measures, as part of its due diligence, to the extent of our limited resources and management expertise.

The manner in which we participate in an opportunity will depend on the nature of the opportunity, our respective needs and desires and other parties, the management of the opportunity and our relative negotiating strength and such other management.

With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of our company that target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will in all likelihood hold a lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then existing shareholders, including purchasers in this offering.

Securities owned or controlled by Mr. Stephens will not be sold in any business combination transaction without affording all of our shareholders a similar opportunity.

It is unlikely that we will have sufficient funds from the proceeds of this offering to undertake any significant development, marketing and manufacturing of any products that may be acquired. Accordingly, following the acquisition of such product, we will, in all likelihood, be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which we would probably be required to give up a substantial portion of our interest in any acquired product. There is no assurance that we will be able to either obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default and will include miscellaneous other terms.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant merger and acquisition agreements, disclosure documents and other instruments will require substantial management time and attention and significant fees and expenses for attorneys, accountants and others. If a decision is made not to participate in a specific business opportunity, the costs and expenses therefore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs and expenses incurred.

Mr. Stephens believes that we may be able to benefit from the use of "leverage" in the acquisition of a business opportunity. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business. Through a leveraged transaction, we would be able to participate in a larger venture to have funds available to the operations of the business opportunity, the acquisition of other business opportunities or to other activities. The borrowing involved in a leveraged transaction will ordinarily be secured by our combined assets and the business opportunity to be acquired. If the combined enterprises are not able to generate sufficient revenues or make payments on the debt incurred to acquire that business opportunity, the lender would be able to exercise the remedies provided by law or by contract. These leveraging techniques, while reducing the amount of funds that we must commit to a business opportunity acquisition may correspondingly increase our risk of loss. No assurance can be given as to the terms or the availability of financing for any acquisition by us. During periods when interest rates are relatively high, the benefits of the leveraging are not as great as during periods of lower interest rates because the investment in the business opportunity held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing. Lenders from which we may obtain funds for purposes of a leveraged buyout may impose restrictions on our future borrowing, dividend and operating policies. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact thereof on us.

Our operations following our acquisition of an interest in a business opportunity will be dependent on the nature of the opportunity and interest acquired. We are unable to predict whether we will be in control of the opportunity or whether present management will be in control of us following the acquisition. It may be expected that the business of the opportunity will present various risks to investors, certain of which have been generally summarized herein.

                                   Regulation

Your Rights and Substantive Protections Under Rule 419

     Deposit of Offering Proceeds and Securities

The Securities Act imposes certain regulatory requirements on blank check offerings, such as our offering. In particular, Rule 419 of Regulation C under the Securities Act generally requires:

     o the deposit of the securities and proceeds of the offering in an escrow account;

     o the disclosure of certain offering terms of the escrow agreement and information regarding a probable merger or acquisition;

     o    a post-effective amendment of a probable merger or acquisition; and

     o the disclosure of certain conditions on the release of deposited funds and securities of the offering.

For purposes of Rule 419, a blank check offering is a company, such as ours, that is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Rule 419 also applies in its entirety to the offering by the selling security holders, including the escrow of their securities and funds until the closing of a business opportunity, such as a merger with or acquisition of an operating company.

We have established an escrow account for the funds and securities of our offering with Manufacturers and Traders Trust Company, an FDIC insured depository institution, in compliance with the Securities Act. If funds and securities are deposited into an escrow account maintained by an insured depository institution, the Act requires that the deposit account records of the insured depository institution must provide that funds and securities in the escrow account are held for the benefit of the purchasers named and identified in accordance with the regulations of the Federal Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account.

All offering proceeds shall be deposited promptly into the escrow account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of us.

We intend to invest the deposited proceeds of our offering into an obligation that constitutes a "deposit," as that term is defined in the Federal Deposit Act, or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States, in compliance with the Securities Act.

Interest or dividends earned on the funds, if any, shall be held in the escrow account until the funds are released. If funds held in the escrow account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow account are released to us, interest or dividends earned on such funds up to the date of release may also be released to us.

All securities issued in connection with the offering, including securities offered by selling security holders, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, shall be deposited directly into the escrow account promptly upon issuance until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition, and until the conditions for release of deposited funds and securities have been met. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

Securities held in the escrow account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, as amended.

A copy of the escrow agreement, which outlines the terms and conditions above, has been included as an exhibit to our registration statement, of which this prospectus forms a part.

          Prescribed Acquisition Criteria and Post-Effective Amendment

If, during any period in which offers or sales of our securities are being made, a significant merger or acquisition becomes probable, we shall promptly file a post-effective amendment disclosing the information specified by the applicable registration statement form, including our financial statements and the company to be merged with or acquired as well as pro forma financial information required by the form and applicable rules and regulations.

Upon the execution of any agreement for the merger with or acquisition of a business or assets that will constitute our business and which the fair value of the business or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received by selling security holders and upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting commissions and dealer allowances, we shall file a post-effective amendment that:

     o discloses the information specified by the applicable registration statement form, including our financial statements and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations; and

     o discloses the results of our initial offering, including, but not limited to the gross offering proceeds received to date, specifying the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, amounts disbursed to us and amounts remaining in the escrow account; and the specific amount, use and application of funds disbursed to us to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and discloses the terms of the offering. Reconfirmation of Offering The terms of the offering must provide, and we must satisfy, the following conditions:

     o within five business days after the effective date of the post-effective amendment, we shall send by first class mail to each purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

     o each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the purchaser elects to remain an investor. If we have not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any held in escrow shall be sent by first class mail or other equally prompt means to the purchaser within five business days; should we return investors' funds under Rule 419 and only satisfy the minimum offering, it may have a material adverse effect on our ability to implement our business plan;

     o    the  acquisition   meeting  the  criteria  set  forth  above  will  be
          consummated if a sufficient number of purchasers confirm their investment with us; and

     o if a consummated acquisition meeting the requirements above has not occurred by a date 18 months after the effective date of our initial registration statement, funds held in escrow shall be returned by first class mail to the purchasers within five business days following that date.

         Release of Securities and Funds

Funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after:

     o the escrow agent has received a signed representation from us, together with other evidence acceptable to it, that the requirements with respect to the terms of the offering and filing with the Commission when we sign an agreement as described above have been met; and

     o    consummation   of  an   acquisition   meeting   the  above   described
          requirements.

If funds and securities are released from the escrow account to us as described above, our prospectus will be supplemented to indicate the amount of funds and securities released and the date of the release.

We will furnish to our security holders audited financial statements for our first full fiscal year of operations following consummation of an acquisition, together with other required information no later than 90 days after the end of the fiscal year and file the financial statements and additional information with the Commission.

If a consummated acquisition meeting the criteria described above has not occurred within 18 months after the date of this prospectus, funds held in the escrow account will be returned to the purchasers.

Also, pursuant to the terms of the escrow agreement, funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after:

     o the escrow agent has received a signed representation from us, together with other evidence acceptable to the escrow agent, that the above requirements have been met; and

     o    the consummation of the merger or acquisition has occurred.

If the funds and securities are released from the escrow to us, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

     Investment Company Act of 1940

The Investment Act defines an "investment company" as an issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we may become subject to regulation under the Investment Act in the event we obtain or continue to hold a minority interest in any number of enterprises. We may be expected to incur significant registration and compliance costs if required to register under the Investment Act. Accordingly, Mr. Stephens will continue to review our activities from time to time with a view toward reducing the likelihood that we may be classified as an "investment company."

We may participate in a business opportunity by purchasing, trading or selling the securities of such business. However, we do not intend to engage primarily in such activities and are not registered and do not propose to register as an "investment company" under the Investment Act. We believe that such registration is not required. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Act, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Act and the regulations promulgated thereunder.

We intend to implement our proposed business in a manner that will not result in we being classified as an "investment company." Consequently, our participation in a business or opportunity through the purchase and sale of investment securities will be limited. In order to avoid classification as an investment company, we will use a significant portion of the net proceeds of this offering to search for, analyze, merge, acquire or participate in a business or opportunity by acquiring a majority interest therein, which does not involve the acquisition of investment securities as defined in the Investment Act.

Implementation of our proposed business, especially if it involves a business reorganization as discussed above, may be necessitate changes in our capital structure, management, control and business. Each of these areas is regulated by the Investment Act, which regulation has the purported purpose of protecting purchases of investment company securities. Since we do not intend to register as an investment company, the purchasers in this offering will not otherwise be afforded these protections.

                                   MANAGEMENT

The directors and executive officers currently serving Descorp are as follows:

Name                Age        Positions Held               Expiration of Term
---------------- ------- ------------------------------- ----------------------
David Stephens      47   President/Secretary/Treasurer/     December 21, 2004
                                   Director

President, Secretary, Treasurer, and Director: David Stephens, 47 years of age, is the sole Officer and Director of The Company. Mr. Stephens has served as a Director, President, Secretary and Treasurer since our inception on December 22, 2003. His current term as a Director, President, Secretary and Treasurer expires, subject to re-election, on December 21, 2004. From 1999 to the present, Mr. Stephens has been self-employed as an independent business consultant. Mr. Stephens provides consulting services in the areas of finance, operations and regulatory disclosure. He has provided services to a number of junior public and private companies conducting business in telecommunications, hydrocarbon exploration and services, and biotechnology. From late 1995 to 1999 he was the CFO of Telelink Communications Corp. and the President of its manufacturing division. Telelink was a public company listed on the CDNX exchange in Canada and provided national wireless paging services and paging infrastructure equipment. From 1992 to 1995 he was the President, CEO and CFO of the Novatel finance companies, which provided startup financing for the US cellular industry. Prior to 1992, he served as the CFO for several publicly listed local financial institutions, and emerging technology companies. Mr. Stephens has not served and does not now serve as a director for any other public corporation, and has never been an officer, director or shareholder in any other blank check company.

                         Possible Conflicts of Interest

Mr. Stephens has other financial and business interests to which a significant amount of time is devoted that may pose certain inherent conflicts of interest. We have no plans, proposals, arrangements, understandings or agreements to enter into any transaction for participating in any business venture with Mr. Stephens or with any firm or business organization with which he is affiliated, whether by reason of stock ownership, position as officer or director, or otherwise. Mr. Stephens may, in the future, hold similar positions in other blank check companies, which may conflict with the interests of Descorp. Conflicts may also arise in important matters such as identifying and selecting a merger or acquisition candidate. There can be no assurance that Mr.Stephens will resolve all conflicts of interest in our favor. Failure of Mr. Stephens to conduct our business in our best interests may result in liability to Mr. Stephens.

                   Indemnification of Directors and Officers.

Our Articles of Incorporation provide that we must indemnify our directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer or a fiduciary of Descorp. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Descorp. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

     o acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

     o    unlawful distributions; or

     o any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

Our Bylaws, filed as Exhibit 3.2, provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Descorp, absent a finding of negligence or misconduct in office.

Our Bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not we have the power to indemnify such person against liability for any of those acts.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding our common stock owned on the date of this prospectus and, as adjusted, to reflect the sale of shares offered by this prospectus, by (i) each person who is known by Descorp to own beneficially more than five percent of our common stock; (ii) each of our officers and directors; and (iii) all officers and directors as a group:

---------------------------- --------------------------- ------------------ --------------------- -------------------
Name and Address                       Title             Number of Shares   % of Shares Before    % of Shares After
                                                                            Offering              Offering
---------------------------- --------------------------- ------------------ --------------------- -------------------
David Stephens  631 Violet   Director, President,           5,000,000              100%                  90.91%
Street, North Vancouver,     Secretary, Treasurer
British Columbia V7H 1H2
---------------------------- --------------------------- ------------------ --------------------- -------------------
All Officers and Directors                                  5,000,000              100%                  90.91%
as a Group
---------------------------- --------------------------- ------------------ --------------------- -------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Descorp was incorporated in Nevada in December, 2003. We have authorized capital of 25,000,000 shares of common stock, $.001 par value. Descorp has 5,000,000 shares of common stock issued and outstanding prior to this offering.

In December, 2003, we issued 5,000,000 shares of common stock to David Stephens, our sole officer and directror, in private placement transaction for consideration of $12,000. The price of the common stock to such persons was $0.0024 per share.

Mr. Stephens may be deemed to be a promoter of Descorp.

We have not paid any remuneration to any of Mr. Stephens since our inception. Mr. Stephens has not entered into an employment agreement with us and does not intend to do so in the foreseeable future.

Legal fees of $10,000 associated with this offering have been paid to our legal counsel from our pre-offering working capital.

All unregistered securities issued by us prior to this offering are deemed restricted securities within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to certain private placement exemptions under Section 4(2) and Regulation D of the Securities Act, as promulgated by the Commission, such that the sales of the securities were to sophisticated or accredited investors, as that latter term is defined in Rule 215 and Rule 501 of Regulation D of the Securities Act, and were transactions by an issuer not involving any public offering. Such sophisticated or accredited investors had access to information necessary to make an informed investment decision.

Our principal executive offices are provided on a lease-free basis by our sole officer and director, David Stephens. We incur no costs in the use of our offices.

                            DESCRIPTION OF SECURITIES

                              General description.

The securities being offered are 500,000, shares of our common stock. Our Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by our board of directors; (b) are entitled to share ratably in all of the assets of Descorp available for distribution upon winding up of the affairs of Descorp (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non- cumulative vote per share on all matters on which our shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of our Articles of Incorporation and Bylaws, attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively. We currently have 5,000,000 shares of common stock outstanding.

                              Non-Cumulative Voting

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

Upon  the   completion  of  this  offering   (assuming  the  offering  is  fully
subscribed), we shall have 5,500,000 shares of our common stock issued and outstanding.

                         Shares Eligible for Future Sale

In January 2000, the Commission issued an interpretative letter to the NASD which concluded that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Such letter also indicated that the Commission believed that those securities can be resold only through a registered offering. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of such Rule.

The Commission also believes that shareholders who obtain securities directly from a blank check issuer, rather than through promoters and affiliates, may not use Rule 144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirements of the Securities Act.

If the outstanding shares were registered for resale, the Commission would take the view that Rule 419 of Regulation C would apply to those resales. Further, the resale offering would be considered an offering "by or on behalf of the registrant" for purposes of Rule 415(a)(4), which applies to "at the market" offerings, such that:

     o the offering includes securities registered (or qualified to be registered) on Form S-3 or Form F-3 which are to be offered and sold on a continuous or delayed basis by or on behalf of the registrant, a subsidiary of the registrant or a person of which the registrant is a subsidiary;

     o the amount of securities registered for such purposes must not exceed 10 percent of the aggregate value of our voting stock held by non-affiliates;

     o the securities must be sold through an underwriter acting on our behalf; and

     o    the underwriter must be named in the prospectus.

If all of the above requirements are not met, the offering must be priced and the securities sold only at the price as set forth in the prospectus and not at market prices.

                                 Transfer Agent

Our transfer agent is First American Transfer Company, 706 East Bell Road, #201, Phoenix, Arizona 85022; (602) 485-1346 Fax (602) 788-0423.

                          Report to Securities Holders

We will furnish to holders of our securities annual reports containing audited financial statements. We may issue other unaudited interim reports to our securities holders as we deem appropriate. Contemporaneously, with this offering, we intend to register our securities with the Commission under the provisions of Section 12(g) of the Exchange Act, as amended, and, in accordance therewith, we will be required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.

                              PLAN OF DISTRIBUTION

Descorp intends to offer, sell and distribute publicly 500,000 shares of our common stock at an offering price of $0.10 per share, for a total offering amount of $50,000. This offering is being offered on a "best efforts, "all-or-none" basis during the offering period. If 500,000 shares are not sold and paid for by midnight Mountain Standard Time on the last day of the offering period all proceeds will be refunded promptly to subscribers in full, without interest and deduction for commissions or expenses. If the last day of the sales period, or extended sales period, falls on a Saturday, Sunday or legal holiday, the next following business day shall be considered the last day of such period. No securities will be issued to the public investors until such time as the funds are deposited in the escrow account of Descorp within the time period described above. All proceeds will be deposited in an escrow account that we intend to establish with Wachovia Bank, N.A. before we offer any shares in this offering to the public until such time as the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

We intend to offer the securities directly to the public through our sole officer and director, David Stephens, in those jurisdictions where sales by such persons are permitted by law and, otherwise, pursuant to Rule 3a4-1(a)(2) of the Exchange Act. Accordingly, we believe that such persons will qualify for the safe harbor from broker-dealer registration set out in Rule 3a4-1(a)(2) of the Exchange Act. No commission will be paid to any officer or director on account of any such sales. No broker-dealers will be engaged to assist us in this offering .

Mr. Stephens will not purchase any of the securities of this offering.

We have no plans, proposals, arrangements, understandings or agreements with any market maker regarding participation in the aftermarket for our securities.

There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution but prior to the identification of a business opportunity.

                             Pricing of the Offering

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering prices for the securities have been determined by Mr. Stephens. Among the factors considered in determining the public offering price were the history of, and the prospects for:

     o    our proposed business;

     o    an assessment of our management;

     o    our proposed operations;

     o    our development; and

     o    the general condition of the securities market.

The initial public offering price does not necessarily bear any relationship to our assets, book value, lack of earnings or other established criteria of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the securities will develop after the closing, or if a public market develops, that such public market will be sustained, or that the securities can be resold at any time at the offering or any other price.

Inasmuch as we are offering the securities and an underwriter has not been retained for such purpose, Mr. Stephens' establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in an initial public offering. Thus, subscribers are subject to an increased risk that the price our shares have been arbitrarily determined.

The Commission has adopted regulations that generally define penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Upon authorization of the securities offered hereby for quotation, such securities will not initially be exempt from the definition of penny stock. If the securities offered hereby fall within the definition of a penny stock following the effective date, our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.
Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to the broker-dealer, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this offering to sell our securities in the secondary market.

                        Exemption from State Registration

Descorp intends to offer and sell this offering to accredited investors pursuant to exemptions from registration in a limited number of states. As such, purchasers of the securities in this offering, and in any subsequent trading market, must be residents of such exempt states. However, United States intends to register this offering in the State of Nevada. As such, purchasers of the securities in this offering, and in any subsequent trading market, must be residents of such jurisdiction, absent an exemption from registration. Descorp will file a post-effective amendment to the registration statement, and related prospectus, for the purpose of disclosing additional states, if any, in which its securities will be eligible for sale.

                                LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceedings and, to the best of Mr. Stephens's knowledge, no such action by or against the Company has been threatened.

                                  LEGAL MATTERS

We have retained William D. O'Neal, Esq., as legal counsel for the Company. The address is: The O'Neal Law Firm, P.C., 668 North 44th Street, Suite 233, Phoenix, Arizona 85008. Mr. O'Neal has no involvement with the day-to-day activities of Descorp.

                                     EXPERTS

No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer. The financial statements of Descorp as of December 31, 2003, included in the registration statement and this prospectus have been included herein in reliance on the report of Shelley International, C.P.A, independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the Commission. For further information about Descorp and the securities offered under this prospectus, you should review the registration statement and the exhibits and schedules filed as a part of the registration statement. Descriptions of contracts or other documents referred to in this prospectus are not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, you should review that contract or document. You should be aware that when we discuss these contracts or documents in the prospectus we are assuming that you will read the exhibits to the registration statement for a more complete understanding of the contract or document. The registration statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Commission after payment of fees prescribed by the Commission. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including United States, that file electronically with the Commission. The address of this Web site is www.sec.gov. You may also contact the Commission by telephone at
(800) 732-0330.

                          INDEX TO FINANCIAL STATEMENTS



                                                                       Page
                                                                   ---------

Report of Independent Certified Public Accountants ..................... F-2

Financial Statements

  Balance Sheet ........................................................ F-3

  Statement of Operations .............................................. F-4

  Statement of Stockholders' Equity .................................... F-5

  Statement of Cash Flows .............................................. F-6

  Notes to Financial Statements ........................................ F-7

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors/Audit Committee
Descorp, Inc.

     I have audited the accompanying balance sheet of Descorp, Inc. (a development stage company and a Nevada corporation) as of December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for the period from December 22, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Descorp, Inc. as of December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for the period from December 22, 2003 (inception) to December 31, 2003 in conformity with United States generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is new and has no operations or revenues. The lack of operations raises substantial doubt about the Company's ability to continue as a going concern. See Note 3 for more details. These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                            Shelley International CPA
                            --------------------------
January  26, 2004
Mesa, Arizona

                                  DESCORP, INC.
                                  Balance Sheet
                          (a development stage company)
                             as of December 31, 2003

                                                                        12/31/03

                                     ASSETS

Cash                                                                           0
                                                                        --------

Total Current Assets                                                           0
                                                                        --------

Other Assets                                                                   0
                                                                        --------

Total Assets                                                                   0
                                                                        --------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable                                                               0
                                                                        --------

Total Current Liabilities                                                      0
                                                                        --------

Stockholders' Equity

Common Stock, authorized
25,000,000 shares,  issued and
outstanding 5,000,000 shares,
par value $0.001                                                           5,000


Additional Paid in Capital                                                 7,000

Deficit accumulated during development stage                            (12,000)
                                                                        --------

Total Stockholders' Equity                                                     0
                                                                        --------

Total Liabilities and Stockholders' Equity                                     0
                                                                        --------


The accompanying notes are an integral part of these statements

                                  DESCORP, INC.
                             Statement of Operations
                          (a development stage company)
     For the period from December 22, 2003 (inception) to December 31, 2003



Revenue                                                                       0
                                                                    -----------

Expenses
Legal and Accounting                                                     12,000
                                                                    -----------

Total Expenses                                                          (12,000)
                                                                    -----------

Income before Taxes                                                     (12,000)

Provision for Income Taxes                                                    0
                                                                    -----------

Net Income (Loss)                                                       (12,000)
                                                                    -----------

Primary and Diluted Earnings per Share                                        a
                                                                    -----------

Weighted Average Number of Shares                                     5,000,000
                                                                    -----------



a = less than $0.01


The accompanying notes are an integral part of these statements

                                  DESCORP, INC.
                        Statement of Stockholders' Equity
                          (a development stage company)
                   From December 22, 2003 to December 31, 2003

                                               Common  Stock             Paid in       Accumulated       Total
                                           Shares        Amount          Capital         Deficit        Equity
                                       ----------      --------        ---------       ----------   ----------
Balance, December 22, 2003                      0             0                0                0            0

Initial capitalization
Sale of common stock                    5,000,000         5,000            7,000                        12,000

Retained Deficit                                                                         (12,000)      (12,000)
                                       ----------      --------        ---------       ----------   ----------
Balance, December 31, 2003              5,000,000         5,000            7,000         (12,000)            0
                                       ----------      --------        ---------        ---------   ----------





The accompanying notes are an integral part of these statements

                                  DESCORP, INC
                             Statement of Cash Flows
                          (a development stage company)
           for the period from December 22, 2003 to December 31, 2003



Cash from Operations

Net Loss                                                                (12,000)


Changes in Receivable or Payables                                             0
                                                                     ----------
Cash (Used)Provided by Operations                                       (12,000)
                                                                     ----------
Cash Used for Investing                                                       0
                                                                     ----------
Cash Provided by Financing

Sale of Common Stock                                                     12,000
                                                                     ----------
Cash Provided by Financing                                               12,000
                                                                     ----------
Net Change in Cash                                                            0

Beginning Cash                                                                0
                                                                     ----------
Ending Cash                                                                   0
                                                                     ----------

Supplemental Cash Flow Information
Taxes Paid
Year 2003 $0

Interest Paid
Year 2003 $0



The accompanying notes are an integral part of these statements

                                  DESCORP, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Descorp, Inc. (the Company) was incorporated under the laws of the state of Nevada on December 22, 2003. The Company has one sole officer, director and shareholder. The Company is a blank check company subject to Rule 419. The Company was organized to acquire or merge with another business or company. The officer is currently looking for potential merger candidates but currently has none.

The Company has been in the development stage since inception and has no operations to date. Other than issuing shares to the sole shareholder there have been no operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has no assets or debt as of December 31, 2003. The relevant accounting policies and procedures are listed below.

Accounting Basis
The basis is generally accepted accounting principles.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Stock Based Compensation

The Company accounts for its stock based compensation based on provisions in SFAS No. 123, Accounting for Stock-Based Compensation which utilizes the fair method for the valuation of its securities given as compensation.

Advertising

Advertising is expensed when incurred. There has been no advertising during the periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, nor operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek a suitable merger candidate which would supply the needed cash flow.

NOTE 4. STOCKHOLDERS' EQUITY

Common Stock

On December 22, 2003 (inception), the Company issued 5,000,000 shares of its $0.001 par value common stock to it sole shareholder for $12,000. This has been the structure from that time until the present.

NOTE 5 RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by the president who lives in Canada. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. Some expenses, as explained above, were reimbursed. The officer(s) and director(s) of the Company are involved in other business activities and may, in the future, become involved in other business opportunities becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $1,800, which is calculated by multiplying a 15% estimated tax rate by the items making up the deferred tax account, organization costs of $12,000,. The total valuation allowance is a comparable $1,800.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

         Net changes in  Deferred Tax Benefit less than
         valuation account                                          0

         Current Taxes Payable                                      0
                                                          -----------
         Net Provision for Income Taxes                             0
                                                          -----------

NOTE 7 REVENUE AND EXPENSES

The Company currently has no operations and no revenue.

NOTE 8 OPERATING LEASES AND OTHER COMMITMENTS:

As explained in the note pertaining to related parties, the Company uses the offices of its president with no charge. The Company also has no assets or lease obligations of any kind. The five year projection of these future obligations of any kind. The five year projection of these future obligations are as followings will be zero in each year.

                            Year 1     Year 2     Year 3    Year 4     Year 5
Operating Leases, etc       0          0          0         0          0

NOTE 9 SUBSEQUENT EVENTS

The Company is currently filing papers to conduct a blank check offering subject to Rule 419 of Regulation C. This offering is still in the preparation process and has not been filed nor approved as of the report date. This offering calls for the sale of 500,000 shares of common stock at a price of $0.10 per share. When completed, the sale will net the Company $50,000.

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                   Indemnification of Directors and Officers.

The Company's Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer or a fiduciary of the Company. The effect of these provisions is potentially to indemnify the Company's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:


     (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

     (b)  unlawful distributions; or

     (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the registrant's ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, the registrant does not currently maintain a liability insurance policy for the benefit of its directors although the registrant may attempt to acquire such insurance in the future. The registrant believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. The registrant also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the registrant. Although no directors have resigned or have threatened to resign as a result of the registrant's failure to provide insurance or other indemnity protection from liability, it is uncertain whether the registrant's directors would continue to serve in such capacities if improved protection from liability were not provided.

The provisions affecting personal liability do not abrogate a director's fiduciary duty to the registrant and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the registrant and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the registrant.

The provisions regarding indemnification provide, in essence, that the registrant will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the registrant, including actions brought by or on behalf of the registrant (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, the registrant does not currently provide such insurance to its directors, and there is no guarantee that the registrant will provide such insurance to its directors in the near future although the registrant may attempt to obtain such insurance.

The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the registrant in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the registrant to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the registrant does not presently have directors liability insurance and because there is no assurance that the registrant will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, the registrant may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If the registrant is forced to bear the costs for indemnification, the value of the registrant stock may be adversely affected. In the opinion of the Commission, indemnification for liabilities arising under the Securities Act is contrary to public policy and, therefore, is unenforceable.

                  Other Expenses of Issuance and Distribution.

The following is an itemization of expenses, incurred and paid by the registrant in connection with the issuance and distribution of the securities being offered hereby.

          Commission Registration and Filing Fee          $             4.60
          Transfer Agent Fees                                         250.00
          Financial Printing                                          200.00
          Accounting Fees                                           1,500.00
          Legal Fees                                               10,000.00
          Escrow Fees                                               4,000.00
          Miscellaneous                                                    0
                                                           -----------------
          TOTAL                                           $        15,954.60
                                                           =================

                    Recent Sales of Unregistered Securities.

On December 22, 2003, we issued 5,000,000 shares of our common stock to our sole officer and director, David Stephens, at a price of 0.0024 per share, or $12,000. There have been no other sales of our unregistered securities.

All unregistered securities issued by the registrant prior to this offering are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to certain "private placement" exemptions under Sections 4(2) of the Securities Act and Regulation D, as promulgated by the Commission, such that the sales of the securities were to sophisticated or accredited investors, as that latter term is defined in Rule 215 and Rule 501 of Regulation D of the Securities Act, and were transactions by an issuer not involving any public offering. Such sophisticated or accredited investors had access to information on the registrant necessary to make an informed investment decision.

All of the aforesaid securities have been appropriately marked with a restricted legend and are "restricted securities," as defined in Rule 144 of the rules and regulations of the Commission, unless otherwise registered. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning the registrant, its business, financial and other matters. Transactions by the registrant involving the sales of these securities set forth above were issued pursuant to the "private placement" exemptions under the Securities Act, as amended, as transactions by an issuer not involving any public offering. The registrant has been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of the registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred, absent registration, or until the availability of an exemption therefrom is determined.

                                    Exhibits

The following is a list of Exhibits filed herewith by the registrant as part of the SB-2 Registration Statement and related Prospectus:

   3.1  Articles of Incorporation.
   3.2  By-laws.
   4.1  Form of Common Stock Certificate.
   5.1  Opinion and Consent of The O'Neal Law Firm, P.C.
  10.1  Escrow Agreement.
  10.2  Subscription Agreement.
  23.1  Consent of Shelley International, C.P.A.

                                  Undertakings

        The undersigned registrant undertakes to:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement:

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned, in the City of Vancouver, in the Province of British Columbia, Canada.


DESCORP, INC.


By: /s/ David Stephens
------------------------------
David Stephens
President and Director
Dated: April 6, 2004

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

By: /s/ David Stephens
-----------------------------
David Stephens
President and Director
Dated: April 6, 2004